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                                                                     Exhibit 3.6


                                     BY-LAWS

                                       OF

                              QF ACQUISITION CORP.

                                    ARTICLE I

                                  SHAREHOLDERS

            Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of other business as may come before the meeting shall be held each year on such day and at such hour as shall be fixed by the Board of Directors.

            Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the holders of a majority of the outstanding shares which would be entitled to vote on the action proposed to be taken at such meeting or by the Board of Directors and shall be held on such day and at such hour as is fixed in the call of the meeting.

            Section 3. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as may be fixed by the Board of Directors.

            Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be
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given which shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required or permitted by law, the written notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting.

            Section 5. Quorum. At each meeting of stockholders, the holders of shares representing a majority of the votes entitled to be cast thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

            Section 6. Organization. At each meeting of stockholders, the Chairman of the Board, or in his absence, the President of the Corporation, or in his absence a Vice-President, shall preside and the Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting. If none of those designated to preside or act as secretary of the meeting shall be present, the stockholders present in person or by proxy and entitled to vote at the meeting shall select someone to preside or to act as secretary, as may be needed.
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            Section 7. List of Stockholders at Meeting. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 8. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of stockholders, each stockholder shall be entitled to cast one vote for each share of stock entitled to vote standing in his name on the books of the Corporation on the record date and the holders of common
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stock and preferred stock, if any, entitled to vote shall vote together as one class. All matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast. Voting for directors shall not be by written ballot unless the stockholders at a meeting so determine.

            Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

            Section 10. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action
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at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signed the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation in the manner provided herein, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner provided herein. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
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                                   ARTICLE II

                               BOARD OF DIRECTORS

            Section 1. General Power. The property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

            Section 2. Number. The Board of Directors shall consist of between three and seven members, the exact number to be fixed from time to time by the Board of Directors.

            Section 3. Election and Term of Directors. Directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier resignation or removal.

            Section 4. Regular Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purposes of organization, the election of officers, and the transaction of other business. Other regular meetings of the Board shall be held at such places, dates, and hours as may be fixed from time to time by the Board of Directors. Notice of regular meetings need not be given.
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            Section 5. Special Meetings. A special meeting of the Board of
Directors may be called by the Chairman of the Board, the President or by any two directors, and shall be held at such time and place as are fixed in the call of the meeting. Notice of each special meeting shall be mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, at the director's residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to the director by telecopy, telegraph, cable, wireless, or similar means so addressed or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof. Notices of any such meeting need not be given to any director who submits a signed written waiver of notice, whether before or after the meeting, or who attends the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
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            Section 6. Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total Board of Directors shall be required to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board. Members of the Board of Directors or any committee designated by the Board may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

            Section 7. Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee of the Board may be taken without a meeting if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

            Section 8. Executive and Other Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each consisting of one or more directors of the Corporation and
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each having such power and authority as the Board of Directors may by resolution provide (except as limited by the laws of the State of Delaware). The Board of Directors may authorize any such committee to exercise all or some of the powers and authority of the Board of Directors in the management of the property, business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to:

            (a)   Amending the Certificate of Incorporation,

            (b) Adopting an agreement of merger or consolidation under Section 251 or Section 252 of the Delaware General Corporation Law,

            (c) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets,

            (d) Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution,

            (e)   Amending the By-laws of the Corporation,

            (f)   Declaring dividends,

            (g)   Authorizing the issuance of stock, or
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            (h)   Adopting a certificate of ownership and merger pursuant to
                  Section 253 of the Delaware General Corporation Law.

Subject to any requirements of law, each committee shall take action in accordance with such rules as are provided by resolution of the Board of Directors or as the committee members shall unanimously agree upon.

            Section 9. Resignation. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery. Unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be needed to make it effective.

            Section 10. Removal. Any director or the entire Board of Directors may be removed, at any time, with or without cause, by the affirmative vote of the holders of record of shares representing a majority of votes entitled to be cast at an election of directors, and any vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at said meeting in which the vacancy is created or, if not so filled, by the Board of Directors. Whenever the holders of any class or series are entitled to elect one or more directors by the
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Certificate of Incorporation, this section shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

            Section 11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. A director elected to fill a newly created directorship or vacancy shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified.
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                                   ARTICLE III

                                    OFFICERS

            Section 1. Officers Enumerated. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person.

            Section 2. Election, Removal and Term of Office. All officers shall be elected by the Board of Directors at its first meeting held after the annual meeting of stockholders. Unless elected for a lesser term, each officer shall hold office until the first meeting of the Board of Directors held after the next annual meeting of the stockholders and until his successor has been elected and qualified. Any officer may be removed, at any time, with or without cause, by action of the Board of Directors.

            Section 3. The Chairman of the Board. The Chairman of the Board shall be a member of the Board and shall preside at its meetings and at all meetings of stockholders. He shall keep in close touch with the
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administration of the affairs of the Corporation and supervise its general policies. He shall see that the acts of the executive officers conform to the policies of the Corporation as determined by the Board and shall perform such other duties as may from time to time be assigned to him by the Board.

            Section 4. The Chief Executive Officer. The Chief Executive Officer shall have general control over and be responsible for the operations of the Corporation, subject only to the supervision of the Board of Directors. In the absence or incapacity of any other officer of the Corporation, except the Chairman of the Board, he shall have the authority and may perform the duties of that officer. He shall perform such other duties as the Board of Directors may prescribe.

            Section 5. The President. The President shall consult with and assist the Chief Executive Officer and shall have general supervision over the property, business and affairs of the Corporation, subject to the supervision of the Board of Directors. In the absence or incapacity of the Chairman of the Board or the Chief Executive Officer of the Corporation, he shall have the authority and may perform the duties of that officer. He shall perform such other duties as the Board of Directors may prescribe.
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            Section 6. The Vice Presidents. Each Vice President, if any, shall, in the absence or incapacity of the President and in order of seniority as fixed by the Board, possess the powers and perform the duties of the President, and each shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

            Section 7. The Secretary. The Secretary shall issue notices of all meetings of stockholders and of the directors whenever notice is required. He shall keep the minutes of all meetings of stockholders and of the Board of Directors in a book to be kept for that purpose. He shall sign such instruments as require his signature and shall possess such other powers and perform such other duties as usually pertain to his office or as the Board of Directors may prescribe.

            Section 8. The Treasurer. The Treasurer shall have the care and custody of all the moneys and securities of the Corporation. He shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation. He shall sign such instruments as require his signature and shall possess such other powers and perform such other duties as usually pertain to his office or as the Board of Directors may prescribe.
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Directors by a resolution or resolutions providing for uncertificated shares.
Every holder of stock represented by certificates shall be entitled to have one or more certificates, in such form as the Board of Directors may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by such stockholder, which certificates shall be signed by, or in the name of, the Corporation by the Chairman of the Board or by the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.

            Section 2. Transfers. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by such holder's duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and cancelled. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.
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            Section 3. Lost, Destroyed or Mutilated Certificates. The
Corporation may issue a new certificate of stock of the same tenor and the same number of shares in place of any certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed; provided, however, that the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

                                    ARTICLE V

                                     GENERAL

            Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation, the year of incorporation and any other matters deemed appropriate by the Board of Directors.

            Section 2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on December 31 of each calendar year.
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                                   ARTICLE VI

                                 INDEMNIFICATION

            Section 1. Indemnification. To the fullest extent authorized or permitted by law, the Corporation shall indemnify any person who was or is a party, is threatened to be made a party to, or is involved in (as a party or otherwise) any threatened, pending or completed action, suit or proceeding, or any appeal taken therefrom, whether civil, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that such person ("Indemnified Person"), (a) is or was a director or officer of the Corporation, or (b) is or was a director or officer of the Corporation and is or was serving any other corporation or any partnership, joint venture, trust, or other enterprise in any capacity, at the request of the Corporation, or (c) is or was serving as a director or officer of any other corporation or is or was serving any partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans) in a comparable capacity, at the request of the Corporation, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall
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have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened, pending or completed action or proceeding, and any appeal taken therefrom, provided only that (x) acts of the Indemnified Person which were material to the cause of action so adjudicated or otherwise disposed of were not
(i) committed in bad faith or (ii) the result of active and deliberate dishonesty, and (y) the Indemnified Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

            Section 2. Advancement of Expenses. All expenses reasonably incurred by an Indemnified Person in connection with a threatened, pending or completed action or proceeding, or any appeal taken therefrom, with respect to which such Indemnified Person is or may be entitled to indemnification under this Article shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification
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or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such Indemnified Person shall, however, cooperate in good faith with any request by the Corporation that common counsel be used by parties to or involved in such action, suit or proceeding who are similarly situated, unless it would be inappropriate to do so because of actual or potential conflicts between the interests of such parties.

            Section 3. Procedure for Indemnification.

            (a) Not later than thirty (30) days following final disposition of an action, suit or proceeding, or any appeal taken therefrom, with respect to which the Corporation has received a written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and determine whether the Indemnified Person met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

            (b) Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A)
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acts of the Indemnified Person were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (B) the Indemnified Person personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) of clause (i) above.

            (c) If indemnification is denied, in whole or part, because of such a finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Indemnified Person met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be; not whether the finding of the Board
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with respect thereto was correct; and the determination of such issue shall not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the Indemnified Person met the standard of conduct set forth in Section 1, or that the disallowed expenses were reasonable, or to the extent that such judgment or final adjudication establishes the foregoing, the Board shall then find such standard to have been met, if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such judgment or other final adjudication such person is entitled to less than the full amount of indemnification previously denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

            (d) A finding by the Board that the standard of conduct set forth in
Section 1 of this Article has been met shall mean a finding (i) by a majority vote of a quorum (based upon the total number of directors) consisting of directors who are not parties to such
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action, suit or proceeding, or appeal therefrom, or, (ii) if such a quorum is not obtainable or if a majority vote of a quorum (based upon the total number of directors) consisting of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

            Section 4. Contractual Article. This Article shall be deemed to constitute a contract between the Corporation and each person who serves as an Indemnified Person at any time while this Article is in effect. No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any person who could be an Indemnified Person, shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to (a) the date of such repeal or amendment, if on that date he is not serving in any capacity for which he could be an Indemnified Person, or (b) the later of the thirtieth (30th) day following delivery to him of such notice or the end of the term (for whatever reason) he is serving as a director or officer of the Corporation or, at the request of the Corporation, of any other corporation, or is serving in any comparable capacity for any partnership, joint venture, trust, or other enterprise, on
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the date of such repeal or amendment, with respect to being an Indemnified
Person in that capacity. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets, and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of any Indemnified Person.

            Section 5. Insurance. The Corporation may, but need not, maintain insurance insuring the Corporation or Indemnified Persons for liabilities against which they are entitled to indemnification under this Article or insuring Indemnified Persons for liabilities against which they are not entitled to indemnification under this Article.

            Section 6. Non-exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article to the fullest extent permitted by law.
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            Section 7. Severability. If any provision of this Article, or portion thereof, or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Article or the application of such provision to any person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall remain in full force and effect to the fullest extent permitted by law, and any such invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                   ARTICLE VII

                                   AMENDMENTS

            The By-laws of the Corporation may be amended or repealed by vote of the stockholders at any annual meeting or at any special meeting called for the purpose or, except as otherwise provided in these By-laws or by law, by vote of a majority of the authorized number of directors at any regular or special meeting.